SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            First Essex Bancorp, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     5) Total fee paid:
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[ ]  Fee paid previously with preliminary materials.

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     number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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

                           [FIRST ESSEX BANKCORP LOGO]

--------------------------------------------------------------------------------
                            FIRST ESSEX BANCORP, INC.

                           NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                            to be held on May 1, 1997

                                       and

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                                    IMPORTANT
                      Please mark, sign and date your proxy
                and promptly return it in the enclosed envelope.

                           [FIRST ESSEX BANKCORP LOGO]

                                                                March 31, 1997

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") to be held on Thursday, May 1, 1997, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

   The Annual Meeting has been called for the purpose of electing two Class I Directors, each for a three-year term, approving the First Essex Bancorp, Inc. 1997 Stock Incentive Plan (the "1997 Plan") and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on March 14, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

   The Board of Directors of the Corporation recommends that you vote "FOR" the election of the two nominees of the Board of Directors as Directors of the Corporation and "FOR" the approval of the 1997 Plan.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                              Very truly yours,


                              /s/ Leonard A. Wilson
                              ---------------------
                              Leonard A. Wilson
                              President and Chief Executive Officer


CORPORATE HEADQUARTERS: 71 Main Street, Andover, MA 01810 Telephone 508 475-4313

                            FIRST ESSEX BANCORP, INC.

                                 71 Main Street
                          Andover, Massachusetts 01810
                            Telephone: (508) 475-4313

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Thursday, May 1, 1997

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Essex Bancorp, Inc. (the "Corporation") will be held on Thursday, May 1, 1997, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the purpose of considering and acting upon:

   1. The election of two Class I Directors each for a three-year term;

   2. The approval of the First Essex Bancorp, Inc. 1997 Stock Incentive
      Plan; and

   3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on March 14, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

   In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                              By Order of the Board of Directors

                              /s/ WILLIAM F. BURKE
                              --------------------
                              WILLIAM F. BURKE
                              Secretary

Andover, Massachusetts
March 31, 1997

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            FIRST ESSEX BANCORP, INC.

                                 71 Main Street
                          Andover, Massachusetts 01810
                            Telephone: (508) 475-4313

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on Thursday, May 1, 1997

   This Proxy Statement is being furnished to stockholders on or about March 31, 1997 in connection with the solicitation of proxies by the Board of Directors of First Essex Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 1, 1997, at 10:00 a.m., local time, at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

   At the Annual Meeting, the stockholders of the Corporation will be asked to consider and vote upon the following matters:

   1. To elect two Class I Directors each for a three-year term, each such term to continue until the 2000 annual meeting and until each such Director's successor is duly elected and qualified;

   2. To approve the First Essex Bancorp, Inc. 1997 Stock Incentive Plan (the "1997 Plan"); and

   3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

   The Notice of Annual Meeting, Proxy Statement and proxy card are first being mailed to stockholders of the Corporation on or about March 31, 1997, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 14, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,480,830 shares of the Corporation's common stock, par value $0.10 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and 1,399 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

   The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the shares present and voting is necessary to elect a nominee as a Director of the Corporation. The affirmative vote of a majority of the shares present or represented by proxy and voting with respect to the matter is required to approve the 1997 Plan. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors. Abstaining from voting on the 1997 Plan will have the same effect as voting against the proposal. However, broker non-votes will not be included in the calculation of shares voting with respect to the 1997 Plan and will therefore have no effect on the outcome. Votes will be tabulated by the Corporation's transfer agent, The First National Bank of Boston, c/o Boston Equiserve Limited Partnership.

   Stockholders of the Corporation are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. Common stock represented by properly executed proxies received by the Corporation and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the two nominees for Director listed in this proxy statement and "FOR" the approval of the 1997 Plan. It is not anticipated that any matters other than the election of Directors and the approval of the 1997 Plan will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

   Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Corporation, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

               ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

   The Annual Report of the Corporation, including financial statements for the fiscal year ended December 31, 1996 ("fiscal 1996"), is being mailed to stockholders of the Corporation concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

   Stockholders of record on March 14, 1997 will receive a Proxy Statement and the Corporation's 1996 Annual Report to Stockholders, which contains detailed financial information concerning the Corporation. The Corporation will mail, without charge, a copy of its Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to David W. Dailey, Chief Financial Officer, First Essex Bancorp, Inc., 71 Main Street, Andover, Massachusetts 01810.

                                   GENERAL

   First Essex Bancorp, Inc., a Delaware corporation, is the holding company for First Essex Bank, FSB (the "Bank").

                     PROPOSAL ONE--ELECTION OF DIRECTORS

   The Board of Directors of the Corporation currently consists of eight members and is divided into three classes, two of which have three members and one of which has two members. Directors serve for three year terms with one class of Directors being elected by the Corporation's stockholders at each annual meeting.

   At the Annual Meeting, two Class I Directors will be elected to serve until the 2000 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Frank J. Leone, Jr. and Robert H. Pangione to serve as Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of each of the nominees. Each of the nominees has agreed to stand for election and to serve if elected as a Director. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

   The Board of Directors of the Corporation recommends that the Corporation's stockholders vote FOR the election of the two nominees of the Board of Directors as Directors of the Corporation.

Information Regarding Directors and Nominees
The following table sets forth certain information as of February 28, 1997 concerning each Director of the Corporation, including the two Class I Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Corporation.

                                        Director
              Name                Age   Since(1)
 -------------------------------  ---   --------
CLASS I--TERM TO EXPIRE 1997
Frank J. Leone, Jr.*              57      1973
Robert H. Pangione*               61      1982

CLASS II--TERM TO EXPIRE 1998
Augustine J. Fabiani              66      1981
Walter W. Topham                  58      1981
Leonard A. Wilson                 57      1989

CLASS III--TERM TO EXPIRE 1999
Thomas S. Barenboim               41      1996
William L. Lane                   55      1977
Robert H. Watkinson               56      1983

--------------
 * Nominee for election.

(1) The Bank converted from mutual to stock form in December 1986, and the Corporation was simultaneously formed to be the holding company for the Bank. All Directors of the Corporation were first elected on, and have served as Directors since, December 17, 1986, except Messrs. Wilson and Barenboim, who were elected to the Board effective as of February 16, 1989 and March 21, 1996, respectively. The year listed in the table is the year in which the named individual became a Trustee of the Bank (prior to its conversion from mutual to stock form) or a Director of the Corporation. All Directors are also Directors of the Bank.

   The principal occupation and business experience during at least the last five years for each Director of the Corporation is set forth below. Information regarding Mr. Wilson is set forth under the heading "Executive Officers."

   Thomas S. Barenboim is President and owner of Clark Chrysler-Plymouth Jeep Eagle, Robert's Chrysler Plymouth, Thames Ford-Mercury, and I.T. Robert's Autobody.

   Augustine J. Fabiani is retired; he was formerly Division Personnel Manager of Massachusetts Electric Co. in North Andover, Massachusetts.

   William L. Lane is President and Chief Executive Officer of Valley Regional Health System, Inc. and its subsidiary corporations, Holy Family Hospital, Inc., Valley Regional Support Services, Inc., Valley Regional Ventures, Inc., Andover Center for Physical Therapy and Holy Family Hospital Foundation, Inc. The principal business of these corporations is to provide acute hospital service. Mr. Lane has been the Chief Executive Officer of this entity since 1971.

   Frank J. Leone, Jr. is a partner in Leone Realty Trust, commercial real estate. He was formerly President of F.J. Leone Furniture Co., Inc., a furniture store that had been located in Methuen, Massachusetts.

   Robert H. Pangione is President of MacDonald and Pangione Insurance Agency, Inc. in North Andover, Massachusetts, and R.C. Briggs Insurance Agency, Inc. in Amesbury, Massachusetts.

   Walter W. Topham is a partner of Topham, Fardy & Co., Certified Public Accountants, located in Andover, Massachusetts.

   Robert H. Watkinson is Executive Director of Massachusetts Statewide Emergency Telecommunications Board, in Reading, Massachusetts. He was formerly a telecommunications consultant and a Managing Director of NYNEX, at its facility in Boston.

Information Regarding the Board of Directors and its Committees
The Board of Directors of the Corporation held 18 meetings during fiscal 1996. During fiscal 1996, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member.

   The Corporation has four standing committees: an Executive Committee, an Auditing Committee, a Compensation/Nominating Committee, and a Community Reinvestment Act (CRA) Committee.

   Executive Committee. The members of the Executive Committee are Messrs. Leone, Pangione, Topham and Wilson. During fiscal 1996, the Executive Committee of the Corporation met 19 times. The Executive Committee is vested with authority of the Board in most matters between meetings of the Board.

   Auditing Committee. The members of the Auditing Committee are Messrs. Fabiani, Lane, Topham and Watkinson. The members of the Auditing Committee of the Corporation also serve as members of the Auditing Committee of the Bank. During fiscal 1996, the Auditing Committee of the Corporation met four times. The Auditing Committee reviews the financial statements of the Corporation and the scope of the annual audit, monitors the Corporation's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants.

   Compensation/Nominating Committee. The members of the Compensation/Nominating Committee are Messrs. Barenboim, Fabiani, Pangione, Topham and Wilson (ex officio). The members of the Compensation/

Nominating Committee of the Corporation also constitute the Compensation/ Nominating Committee of the Bank. During fiscal 1996, the Compensation/ Nominating Committee of the Corporation met four times. The Compensation/ Nominating Committee recommends the compensation levels, positions and titles of officers and employees of the Corporation to the Board of Directors. The members of the Compensation/Nominating Committee also serve as the Option Committee under the 1987 Stock Option Plan. The Compensation/Nominating Committee recommends nominees for election as Directors of the Corporation. The Compensation/Nominating Committee will consider nominees for Director recommended by stockholders for the 1998 Annual Meeting. If any stockholder desires to make such a recommendation, the name or names of the persons recommended should be submitted in writing together with supporting information with respect to the qualifications and experience of such persons. See "Submission of Stockholder Proposals for 1998 Annual Meeting."

   Community Reinvestment Act (CRA) Committee. The members of the CRA Committee are Messrs. Leone and Watkinson. During fiscal 1996, the CRA committee of the corporation met four times.

   During fiscal 1996, Directors of the Corporation who are not employees of the Corporation received $300 for each Board of Directors meeting they attended. Members of the Executive Committee, the Auditing Committee, the Compensation/Nominating Committee and the CRA Committee also received $300 for each committee meeting they attended. The Directors also received an annual retainer of $7,500, two-thirds of which was payable in Common Stock, and the other one-third payable in cash. No such fees are paid to Directors who are also employees of the Corporation. The Directors of the Corporation are also the Directors of the Bank. No additional fees or retainers are paid to any Director for serving on the Bank's Board of Directors or any committee thereof.

   Beginning in 1997, Directors receive $400 for each Board of Directors meeting they attend as well as for each committee meeting they attend as a member of that committee. The annual retainer is payable solely in cash and is now $10,000 per annum, payable on a quarterly basis.

                   PROPOSAL TWO--1997 STOCK INCENTIVE PLAN

   The Board of Directors of the Corporation has adopted the 1997 Plan, subject to approval by the stockholders. Under the Internal Revenue Code (the "Code"), stockholder approval is necessary for stock options relating to the shares issuable under the 1997 Plan to qualify as incentive stock options under Section 422 of the Code. In addition, Nasdaq rules (the "Nasdaq Rules") require stockholder approval of the 1997 Plan. Approval for purposes of the Code and the Nasdaq Rules will require the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and voting on the 1997 Plan. The full text of the 1997 Plan as adopted by the Board of Directors is printed as Appendix A, beginning on page A-1. The following is a summary of some of its provisions.

   The 1997 Plan will be administered by the Stock Incentive Plan Committee (the "Plan Committee") of the Board of Directors consisting of all members of the Compensation Committee who qualify as "Non-Employee Directors" within the meaning of Section 16b-3 under the Exchange Act. The Plan Committee will select the individuals to whom awards are granted and will determine the terms of each award, subject to the provisions of the 1997 Plan. Awards may be granted under the 1997 Plan to officers, directors and employees. As of February 28, 1997, seven Directors (excluding Mr. Wilson, who is also an employee of the Bank) and approximately 66 officers and 240 non-officer employees were eligible to participate in the 1997 Plan.

   The 1997 Plan authorizes the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, (ii) options that do not so qualify ("Nonqualified Options"), (iii) shares of stock at no cost or at a purchase price set by the Plan Committee, subject to restrictions and conditions determined by the Plan Committee, (iv) unrestricted shares of stock at prices set by the Plan Committee, (v) rights to acquire shares of Common Stock upon attainment of performance goals specified by the Plan Committee, and (vi) rights to receive cash payments based on or measured by appreciation in the market price of the Common Stock ("Stock Appreciation Rights"). Up to 800,000 shares of Common Stock (subject to adjustment upon certain changes in the capitalization of the Corporation) may be issued pursuant to awards granted under the 1997 Plan.

   No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary ("greater-than-ten-percent-stockholders"). The exercise price of Incentive Options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee.

   Options generally may not be exercised (i) after termination of the optionee's employment or directorship either voluntarily or by the Corporation for cause, (ii) three months after termination of the optionee's employment or directorship with the Corporation without cause or by retirement in accordance with the Corporation's retirement policies, (iii) 180 days following the optionee's termination of employment or directorship with the Corporation by reason of disability, or (iv) one year following the optionee's termination of employment or directorship with the Corporation by reason of death. In all cases, however, the Plan Committee has the discretion to extend the exercise date. Payment of the exercise price of the shares subject to the option may be made (i) in cash or by certified or bank check or other instrument acceptable to the Plan Committee for an amount equal to the option price for such shares, (ii) with the consent of the Plan Committee, in the form of shares of Common Stock having a fair market value equal to the option price of such shares, (iii) by the optionee delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation to pay the purchase price, provided that the optionee and the broker comply with any procedures and enter into any agreements prescribed by the Plan Committee as a condition of such payment procedure, or (iv) by any other means which the Plan Committee determines are consistent with the purpose of the 1997 Plan and with applicable laws and regulations.

   At the discretion of the Plan Committee, options granted under the 1997 Plan may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Common Stock would automatically be granted an additional option (with an exercise price equal to the fair market value of the Common Stock on the date the additional option is granted and with the same expiration date as the original option being exercised, and with such other terms as the Plan Committee may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original option.

   In the event of a change of control, as defined in the 1997 Plan, (i) the time for exercise of all unexercised and unexpired awards will be automatically accelerated, effective as of the effective time of the change of control (or such earlier date as may be specified by the Plan Committee) and (ii) after the effective time of the change of control, all unexercised awards will remain outstanding and will be exercisable in full for shares of Common Stock or, if applicable, for shares of such securities, cash or property as the holders of shares of Common Stock received in connection with the change of control.

   Federal Income Tax Information with Respect to the 1997 Plan. The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Corporation may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option. The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year. In connection with the sale of the shares covered by Incentive Options, the Corporation is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years to the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

   Unless authority to do so has been limited in a proxy, it is the intention of the persons named as proxies to vote the shares represented by the proxy FOR the approval of the 1997 Plan.

   The Board of Directors recommends that you vote FOR the proposal to approve the 1997 Stock Incentive Plan.

Executive Officers

   The names and ages of all executive officers of the Corporation and the principal occupation and business experience during at least the last five years for each are set forth below as of February 28, 1997.

   Leonard A. Wilson became President and Chief Executive Officer of the Corporation in May 1989 and President and Chief Executive Officer of the Bank in February 1989. Mr. Wilson was Executive Vice President of the Corporation from February 1989 to May 1989. Mr. Wilson was previously employed, since 1966, by various commercial banking subsidiaries of Shawmut Corporation in various management and executive positions. Mr. Wilson was Chairman of the Board and/or President and Chief Executive Officer for various subsidiaries of Shawmut Corporation from 1977 to 1989. Mr. Wilson is 57 years old.

   David W. Dailey became Executive Vice President and Chief Financial Officer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank in October 1991. Mr. Dailey was previously employed by Shawmut National Corporation as its Senior Vice President and Division Head of Financial Operations from 1989 to 1991, Senior Vice President and Division Head of Finance from 1985 through 1988 and Senior Vice President and Division Head of Control and Services from 1981 through 1984. In these positions, Mr. Dailey was responsible for accounting control, financial systems and financial operations, including tax planning, audit and treasury functions and risk management. He was employed by Shawmut National Corporation in other executive and managerial capacities from 1973 through 1981. Mr. Dailey is 57 years old.

   John M. DiGaetano became Executive Vice President of the Corporation and Executive Vice President for Consumer Banking of the Bank in October 1992. Mr. DiGaetano was previously employed by Shawmut National Corporation as its President of Shawmut Arlington Trust Company from 1989 to 1991. Previously Mr. DiGaetano was Executive Vice President of Consumer Banking for Arlington Trust Company from 1984 to 1989. In these positions, Mr. DiGaetano was responsible for branch administration, consumer sales, marketing and consumer lending. He was employed by Arlington Trust Company in other executive and managerial capacities from 1961 through 1984. Mr. DiGaetano is 53 years old.

   Wayne C. Golon became Executive Vice President of the Corporation and Executive Vice President for Operations and Systems of the Bank in July 1995. Mr. Golon was previously employed by Shawmut National Corporation as its Senior Vice President and Division Head of Cash Management and Deposit Operations from 1992 to 1995, responsible for a staff of 850 people providing cash management and deposit account servicing to corporate, commercial, and retail customers. Prior to 1992, Mr. Golon held a variety of management positions in Operations within Shawmut National Corporation. Mr. Golon is 48 years old.

   David L. Savoie became Executive Vice President of the Corporation and Executive Vice President and Senior Credit Officer of the Bank in December 1991. Prior to joining the Corporation, Mr. Savoie was employed as Executive Vice President of First NH Bank during 1991 and Executive Vice President of Amoskeag Bank from 1990 through 1991. In these positions, he was responsible for the administration of nonperforming assets. Mr. Savoie was employed by Old Stone Bank as Executive Vice President with responsibility for real estate loan origination and management from 1983 through 1990, and in various other executive and managerial capacities from 1972 through 1983. Mr. Savoie is 53 years old.

   Brian W. Thompson became Executive Vice President of the Corporation and Executive Vice President for Commercial Banking of the Bank in December 1996. Prior to joining the Corporation, Mr. Thompson was President and Chief Executive Officer of Finest Financial Corp. and its subsidiary, Pelham Bank and Trust Company, from

October 1995 until its acquisition by the Corporation in December 1996. Prior to joining Finest Financial Corp., Mr. Thompson was Executive Vice President of Peoples Bancorp and Peoples Bank of Worcester from 1991 to 1995 with responsibility for Commercial Banking activities. He was also employed by Shawmut National Corporation in various executive, management and lending activities for 23 years. Mr. Thompson is 50 years old.

   William F. Burke became Senior Vice President of the Corporation and the Bank in April 1993. In addition, Mr. Burke currently holds the positions of Secretary of the Corporation and Secretary of the Bank to which he was named in May 1996 and August 1994, respectively. Mr. Burke was Vice President of the Corporation and the Bank since June of 1992. Mr. Burke was previously employed by Shawmut National Corporation as Vice President responsible for corporate accounting policy and control and Senior Compliance Officer from 1991 to 1992, manager of financial planning and financial information systems from 1988 to 1991, and manager of budgeting and financial reporting from 1985 to 1988. He was employed by Shawmut National Corporation in other capacities from 1975 through 1985. Mr. Burke is 48 years old.

   Thomas P. Coursey became Senior Vice President and Controller of the Corporation and of the Bank in December 1996. Mr. Coursey had previously been named Vice President and Controller of the Corporation and of the Bank in August 1996. Prior to joining the Corporation, Mr. Coursey was employed by Shawmut National Corporation from 1985 to 1995 as Vice President in a variety of managerial capacities including Chief Financial Officer of various subsidiary banks, Deputy Controller, Corporate Tax Director, and Manager of Financial Operating Systems. Mr. Coursey is 49 years old.

   Each officer of the Corporation holds his office for one year and until his successor is elected and qualified or until his earlier resignation or removal.

Executive Compensation

Summary Compensation Table

   The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers serving on December 31, 1996 whose compensation exceeded $100,000 during fiscal 1996 (the "Named Executive Officers").

                                                       Long-Term
                                                      Compensation
                                                          Awards
                              Annual Compensation    --------------
                              ----------------------    Securities      All Other
       Name and                 Salary       Bonus     Underlying    Compensation
  Principal Position   Year     ($)(1)      ($)(1)   Options (#)(2)     ($)(3)
---------------------  ----   ----------  --------- --------------  --------------
Leonard A. Wilson      1996     275,507     114,660      45,000         163,557
President and Chief    1995     260,483      42,900           0          79,750
Executive Officer      1994     235,471      49,350      40,000          79,261
David W. Dailey        1996     141,799      58,380      18,000           4,236
Executive Vice         1995     134,173      21,863           0           5,919
President              1994     128,078      26,250      18,000           2,250
David L. Savoie        1996     131,174      36,680      18,000           4,177
Executive Vice         1995     122,635      13,475           0           3,684
President              1994     115,606      16,170      18,000           1,999
John M. DiGaetano      1996     129,106      36,120      18,000           4,282
Executive Vice         1995     124,173      13,640           0           3,750
President              1994     111,346      16,100      18,000           1,955
Wayne C. Golon         1996     136,625      38,220      18,000           7,110
Executive Vice         1995      65,000(4)    6,856      10,000          49,955
President              1994          --          --          --              --

-------------
(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer, and accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(2) During fiscal 1994, fiscal 1995 and fiscal 1996, the Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers.

(3) All Other Compensation represents a payment by the Corporation of premiums for term life insurance on behalf of Mr. Wilson in fiscal 1994, fiscal 1995, and fiscal 1996 in the amounts of $1,993, $2,257, and $2,257, respectively, accruals to Mr. Wilson's Executive Salary Continuation Agreement of $73,200, $73,200 and $156,800, respectively, payments by the Corporation of relocation expenses on behalf of Mr. Golon in fiscal 1996 and fiscal 1995 in the amount of $1,961 and $49,955, respectively and a payment of $4,046 during fiscal 1996 to compensate Mr. Golon for the loss of tax benefit that would have accrued to him if he had been eligible to participate in the First Essex Bank 401(k) Plan (the "401(k) Plan") during the first year of his employment. The amounts reported also include Corporation matching contributions pursuant to the 401(k) Plan for fiscal 1994, fiscal 1995 and fiscal 1996 respectively, for the benefit of the named individuals. Such contributions were made in shares of Common Stock, valued as follows: Mr. Wilson, $4,068, $4,293 and $4,500; Mr. Dailey, $2,250, $3,669 and $4,236; Mr. Savoie, $1,999, $3,684
    and $4,177; Mr. DiGaetano, $1,955, $3,750 and $4,282; and Mr. Golon, $0,
    $0 and $1,103.

(4) This salary amount represents the salary paid to Mr. Golon from the commencement of his employment by the Corporation on July 10, 1995 through December 31, 1995.

Stock Options Granted in Fiscal 1996

   The following table sets forth certain information regarding stock options granted during fiscal 1996 to the Named Executive Officers:

                                                                                   Potential Realizable
                                         Individual Grants                           Value at Assumed
                    -----------------------------------------------------------      Annual Rates of
                      Number of       % of Total                                       Stock Price
                      Securities     Options/SARs      Exercise                      Appreciation For
                      Underlying      Granted to          or                           Option Term
                     Options/SARs    Employees in    Based Price    Expiration  --------------------------
       Name           Granted(#)    Fiscal Period     ($/Share)        Date       5%($)        10%($)
 ------------------ -------------- ---------------- ------------- ------------- -----------  -------------
Leonard A. Wilson       45,000           13.8%          11.375      01/11/2006   $833,790    $1,327,672
David W. Dailey         18,000            5.5%          11.375      01/11/2006    333,516       531,069
John M. DiGaetano       18,000            5.5%          11.375      01/11/2006    333,516       531,069
Wayne C. Golon          18,000            5.5%          11.375      01/11/2006    333,516       531,069
David L. Savoie         18,000            5.5%          11.375      01/11/2006    333,516       531,069

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values The table below sets forth certain information regarding stock options held at December 31, 1996, by the Named Executive Officers. David W. Dailey exercised 3,000 stock options during fiscal 1996. No other Named Executive Officer exercised any stock options during fiscal 1996. No stock appreciation rights ("SARS") are outstanding under the 1987 Stock Option Plan.

                                                   Number of
                                                   Securities        Value of
                                                   Underlying       Unexercised
                                                  Unexercised      In-the-Money
                                                  Options/SARs     Options/SARs
                                                   at Fiscal         at Fiscal
                        Shares                    Year-End(#)       Year-End($)
                      Acquired on     Value       Exercisable/     Exercisable/
Name                  Exercise(#)  Realized($)   Unexercisable   Unexercisable(1)
-------------------- ------------- ------------ ----------------  ----------------
Leonard A. Wilson           --            --     76,800/78,200    444,625/283,500
David W. Dailey          3,000        24,000     20,300/32,000    124,425/128,250
David L. Savoie             --            --     28,600/32,000    189,788/128,250
John M. DiGaetano           --            --     28,600/32,000    189,788/128,250
Wayne C. Golon              --            --      3,334/24,668      15,420/62,330

(1) Calculations based upon the difference between the closing price of the Corporation's Common Stock on December 31, 1996 of $13.125 and the exercise price of the options.

Pension Plan

   The Bank provides a retirement plan for its eligible employees through SBERA, an unincorporated association of savings banks operating within Massachusetts and of other organizations which provide services to or for savings banks. SBERA's sole purpose is to enable the participating employers to provide pensions and other benefits for their employees.

   The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions in effect on February 28, 997.

                             Annual Pension Benefits
                          Based on Years of Service(1)
                 -----------------------------------------------
    Average                                           25 Years
  Compensation    10 Years    15 Years    20 Years    and after
 -------------------------- ----------- -----------  ------------
$ 20,000           $ 2,500    $ 3,750     $ 5,000      $ 6,250
  40,000             5,745      8,618      11,491       14,364
  60,000             9,445     14,168      18,891       23,614
  80,000            13,145     19,718      26,291       32,864
 100,000            16,845     25,268      33,691       42,114
 120,000            20,545     30,818      41,091       51,364
 125,000            21,470     32,206      42,941       53,676
 140,000            24,245     36,368      48,491       60,614
 150,000(2)         26,095     39,143      52,191       65,239

(1) The annual pension benefit is computed on the basis of a single life annuity.

(2) The maximum compensation that may be used to calculate benefits under the retirement plan is $150,000.

   The number of estimated credited years of service at age 65 for purposes of the retirement plan for the Named Executive Officers are: Mr. Wilson, 17; Mr. Dailey, 13; Mr. Savoie, 17; Mr. DiGaetano, 18; and Mr. Golon, 19.

   The pension benefit described above is funded entirely by contributions of the Bank. Mr. Wilson may also receive benefits under the Executive Salary Continuation Agreement described below.

Executive Salary Continuation Agreement

   The Corporation and the Bank (which are hereinafter sometimes referred to collectively as the "Employers") have entered into an Executive Salary Continuation Agreement with Mr. Wilson. Under this agreement, Mr. Wilson would be entitled to certain payments following retirement at or after age
62. Payments under the agreement will
equal 65% of the highest annual compensation (including bonuses) received during any of the five years preceding retirement, reduced by a portion of social security benefits payable as well as amounts payable pursuant to other qualified defined benefit pension plans. The agreement also provides for certain reduced payments if Mr. Wilson's employment terminates before age 62, and for certain benefits in the event of disability. Additionally, if Mr. Wilson were to die prior to retirement or disability, death benefits provided by this agreement may, in certain circumstances, be payable to his beneficiaries. In connection with this agreement, the Employers may elect to maintain an insurance policy on Mr. Wilson's life.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   The Employers have entered into employment agreements (the "Employment Agreements") with Messrs. Wilson, Dailey and Thompson. The Employment Agreements provide that such officers will receive annual compensation equal to $235,000, $125,000 and $150,000, respectively, subject to increases in accordance with the Employers' usual practice.

   Mr. Wilson's Employment Agreement is for a three-year term, which commenced on January 1, 1994, and is subject to extension for successive one-year periods beginning on the first anniversary of its commencement, with the consent of Mr. Wilson and upon the approval of the Board of Directors of each of the Employers. Mr. Dailey's and Mr. Thompson's Employment Contracts are each for a two-year term, which commenced on January 1, 1994 and December 30, 1996, respectively, and are subject to extension for successive one-year periods beginning on the first anniversary of their commencement, with the consent of Mr. Dailey or Mr. Thompson, as the case may be, and upon the approval of the Board of Directors of each of the Employers. Under each of the Employment Agreements, the Employers may terminate the officer's employment at any time for "cause" or "by operation of law", as defined therein, without incurring any continuing obligations to the officer. If the Employers terminate an officer's employment for any reason other than for "cause" or "by operation of law", as defined in the Employment Agreement, or if the officer terminates his employment for material breach of the contract by the Employers, the Employers will remain obligated to continue providing the compensation and benefits specified in the officer's Employment Agreement for the duration of what otherwise would have been the term of the Employment Agreement.

   In addition, the Employers have entered into special termination agreements (the "Special Termination Agreements") with Messrs. Wilson, Dailey, Thompson, DiGaetano, Golon, Savoie and Burke. These agreements provide generally that if there is a "Change in Control", as defined therein, of either of the Employers and if at any time during the three-year period (in the case of Mr. Wilson and Mr. Thompson) or two-year period (in the case of Messrs. Dailey, DiGaetano, Golon, Savoie and Burke) following such "Change in Control", either of the Employers were to terminate the officer's employment for any reason other than due to the officer's death, or for "cause" or "by operation of law", as defined therein, or the officer were to terminate his or her employment with either of the Employers following a significant change in the nature or scope of the officer's responsibilities, authorities, powers, functions or duties; a reduction in such officer's annual base salary; a significant relocation of the Employers' offices; a failure of the Employers to pay any portion of compensation due to the officer; the termination of or a material reduction in benefits; or for failure of the Employers to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreement, the officer would be entitled to receive certain severance benefits provided in such officer's Special Termination Agreement. Such severance benefits equal three times the "Base Amount" as defined in the Internal Revenue Code in the case of Messrs. Wilson and Thompson, and two times the Base Amount in the case of Messrs. Dailey, DiGaetano, Golon, Savoie and Burke. In the case of such a termination, each of Mr. Wilson, Mr. Dailey and Mr. Thompson could elect to receive (in lieu of any benefits due under such officer's Special Termination Agreement) such termination benefits as he may receive under his Employment Contract.

Compensation/Nominating Committee Interlocks and Insider Participation

   Mr. Wilson participated in the deliberations of the Compensation/Nominating Committee concerning compensation of all executive officers other than himself. No Compensation/Nominating Committee interlocks exist.

Compensation/Nominating Committee Report on Executive Compensation

   Overview

   The Corporation's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Corporation's performance goals, reward above average corporate performance, recognize individual initiative and achievement, align management's and stockholders' interests in the enhancement of stockholder value through stock and stock option awards, and assist the Corporation in attracting and retaining qualified management.

   Compensation of the Corporation's executive officers for 1996 is determined through the combination of some or all of the following three elements: (1) annual base salary, (2) annual performance incentives in the form of cash bonuses under the Corporation's Senior Management Incentive Compensation Plan, and (3) long-term performance incentives in the form of stock option awards under the Corporation's 1987 Stock Option Plan.

   In 1994, the Corporation retained The Wilson Group, Inc., as a compensation consultant to evaluate the Corporation's executive compensation. (Mr. Wilson is not affiliated with The Wilson Group, Inc.) In its analysis, The Wilson Group compared the Corporation's compensation to that of a peer group of ten Massachusetts banks with assets between $400 million and $1 billion (the "Peer Group"). The Wilson Group also compared the Corporation's compensation levels to levels for banks located in New England of comparable size and type published by banking associations and other organizations ("Published Data"). The Wilson Group's analysis is reflected in the base salary ranges set for fiscal 1996.

   While the Peer Group and the banks discussed in the Published Data are not identical to the Keefe, Bruyette & Woods, Inc. New England Savings Bank Index to which the Corporation's stock performance is compared in this Proxy Statement, the Compensation/Nominating Committee believes that the compensation information for these groups is comparable since both groups contain banks located in New England of comparable size and type.

   Each element of the Corporation's executive compensation, as well as the compensation of the Chief Executive Officer, is discussed separately below.

   Base Salary

   The fiscal 1996 salaries of the executive officers were established in December 1995, based upon salary ranges determined by the Compensation/Nominating Committee. The Committee established the salary ranges after reviewing the recommendations of The Wilson Group, its compensation consultant, based upon salaries paid by banks of comparable size and type located in New England.

   The Chief Executive Officer recommends to the Compensation/Nominating Committee the salary level to be paid to each executive officer within the ranges so established based upon corporate and individual performance. The numeric data used to evaluate the performance of the Corporation includes, but is not limited to, return on assets, return on equity, asset growth and quality, operating efficiency ratio, and capital position. Salaries are also based upon a subjective evaluation of the individual performance of the officer and his or her duties and responsibilities. The Compensation/Nominating Committee determines the salary level of the Chief Executive Officer based upon the same criteria.

   Base salaries in fiscal 1996 were established within the salary ranges set by the Compensation/Nominating Committee. Salaries were generally set within the next-to-highest quartile of the established salary range, reflecting the Compensation/Nominating Committee's belief that the Corporation's Named Executive Officers perform greater duties and responsibilities than similarly situated officers at the banks analyzed in determining the salary ranges. These salaries also reflect the significant improvement in the Corporation's performance and are designed to provide the executive officers with base salaries comparable to officers in the Corporation's Peer Group and the banks analyzed in the Published Data.

   Cash Bonuses

   Annual incentives are provided through the grant of cash bonuses pursuant to the Corporation's Senior Management Incentive Compensation Plan (the
"Incentive Plan"). Incentive compensation paid pursuant to the Incentive Plan is based on both organizational and individual performance, except in the cases of Mr. Wilson and Mr. Dailey, whose incentive compensation under the Incentive Plan is based solely on organizational performance. Participation in the Incentive Plan is determined annually by the Compensation/Nominating Committee. Not all executive officers are guaranteed participation in the Incentive Plan in any given year.

   In February 1994, the Compensation/Nominating Committee determined that it would be appropriate to modify the Incentive Plan for bonuses awarded for and after the years ending December 31, 1994. As revised, the Incentive

Plan provides that bonuses, calculated as a percent of base salary, may be awarded if the Corporation meets specified performance objectives, measured on the basis of return on assets. Bonuses awarded to executives other than Messrs. Wilson and Dailey may be adjusted based upon a subjective evaluation of such officer's attainment of individual performance goals set for that officer at the beginning of the year in which the bonus is awarded.

   In fiscal 1996, the Compensation/Nominating Committee granted cash bonuses to Messrs. Dailey, DiGaetano, Golon, Savoie and Wilson totaling $114,660, $58,380, $36,120, $38,220 and $36,680, respectively. These awards reflect the Corporation's achievement of specified performance objectives as provided in the Incentive Plan. Bonuses awarded to Messrs. DiGaetano, Golon and Savoie also reflect such officers' attainment of individual performance goals established for 1995.

   Stock Options

   Long-term incentives are provided through the grant of stock options. The 1987 Stock Option Plan is administered by the Compensation/Nominating Committee, which has the power to determine those individuals to whom options and rights will be granted, the number of shares, the types of options and other terms and conditions of the options and rights. The 1987 Stock Option Plan provides for the granting of both "incentive stock options" and "nonqualified stock options". All options granted under the 1987 Stock Option Plan are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and will expire no later than ten years from the date of grant. The 1987 Stock Option Plan expires on August 4, 1997. No further options can be granted under the 1987 Stock Option Plan after such expiration. For information concerning the 1997 Plan, see "Proposal Two--1997 Stock Incentive Plan" in this Proxy Statement.

   In fiscal 1996, the Compensation/Nominating Committee granted stock options to Mr. Wilson totaling 45,000 shares, and 18,000 shares each to Messrs. Dailey, DiGaetano, Golon and Savoie. The stock options, which vest over a three year period, were also designed to align the officers' and stockholders' long-term objectives.

   Determination of the Chief Executive Officer's Compensation

   Mr. Wilson's salary, cash bonus, and stock options are determined by the Compensation/Nominating Committee substantially in accordance with the policies described above relating to all executives of the Corporation. In particular, the Compensation/Nominating Committee considered, among other things, the following performance criteria in determining Mr. Wilson's 1996 base salary: (1) financial performance of the Corporation; (2) selection and management of staff; (3) development of regional business relationships; (4) effective management of bank budgets and asset growth; and (5) development of new opportunities for business expansion. The grant of a cash bonus to Mr. Wilson in fiscal 1996 reflects the Corporation's achievement of certain performance objectives as specified in the Incentive Plan.

   In December 1995, the Compensation/Nominating Committee increased Mr. Wilson's base salary for fiscal 1996. In making this determination, the Compensation/Nominating Committee noted that in prior years Mr. Wilson had refused to accept cost of living increases to his salary due him under his employment agreement with the Corporation. This salary increase reflects a significant improvement in the performance of the Corporation, as well as Mr. Wilson's achievement of certain strategic goals including building an experienced management team, improving asset quality and developing a strategic plan for the Corporation.

                              THOMAS S. BARENBOIM
                              AUGUSTINE J. FABIANI
                              ROBERT H. PANGIONE
                              WALTER W. TOPHAM
                              LEONARD A. WILSON (ex officio)

Comparative Performance by the Corporation

   The chart that follows compares the Common Stock with (i) the S&P 500 and
(ii) the Keefe, Bruyette & Woods, Inc. ("KBW") New England Savings Bank Index, and assumes an investment of $100 on December 31, 1991, in each of the following: (1) the Common Stock of the Corporation; (2) the Stocks comprising the S&P Index; and (3) the Stocks of the KBW New England Savings Bank Index.

       FIRST ESSEX BANCORP (FESX) VS. THE FIVE YEAR TOTAL RETURN FOR THE
                  KBW NEW ENGLAND BANK INDEX AND S&P 500 INDEX

                     [TABULAR REPRESENTATION OF LINE CHART]

               S&P 500      KBW NEW ENGLAND BANK INDEX     FIRST ESSEX BANKCORP (FESX)
12/31/91          100                 100                             100
                97.49              130.88                          145.45
                99.34              135.57                           169.7
               102.47              134.42                          193.94
12/31/92       107.61              175.64                          181.82
                112.3              194.82                          248.48
               112.83              183.66                          212.12
               115.71              237.82                             360
12/31/93       118.39              234.48                          332.42
               113.93              246.65                          390.78
               114.42              290.59                           480.6
               120.02              277.45                          459.62
12/31/94       119.99              236.05                          378.65
               131.64              265.02                          417.73
               144.16              301.08                          428.27
               155.59              344.52                          557.79
12/31/95       164.92              368.43                          603.46
               173.76              369.18                          576.67
               181.54              391.57                          589.81
               187.11              440.02                          657.34
12/31/96       202.69              508.88                          725.53

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of February 28, 1997, the beneficial ownership of Common Stock for (i) each person known by the Corporation to own beneficially more than 5% of the Common Stock as of such date, (ii) each current Director and nominee for re-election as a Director of the Corporation, (iii) each executive officer, and (iv) all current directors and executive officers of the Corporation as a group:

                                                               Number of Shares
                                                               of Common Stock
                                                                 Beneficially      Percent
Name                                                               Owned(1)      of Class(2)
----                                                           ----------------  ------------
Thomas S. Barenboim                                                  2,720          0.04%
William F. Burke (3)(4)                                             25,616          0.34%
Thomas P. Coursey                                                        0          0.00%
David W. Dailey (3)(4)                                              38,196          0.51%
John M. DiGaetano (3)(4)                                            44,526          0.59%
Augustine J. Fabiani (3)                                            19,165          0.26%
Wayne C. Golon (3)(4)                                                9,438          0.13%
William L. Lane                                                     15,872          0.21%
Frank J. Leone, Jr (3)                                              31,565          0.42%
Robert H. Pangione (3)                                              91,973          1.23%
David L. Savoie (4)                                                 37,163          0.49%
Brian W. Thompson                                                  103,655          1.37%
Walter W. Topham (3)                                                21,685          0.29%
Robert H. Watkinson                                                 19,248          0.26%
Leonard A. Wilson (3)(4)                                           126,203          1.67%
All Directors and Officers as a group (15 persons) (1)(4)          587,330          7.51%

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed. The amounts set forth above as beneficially owned also include shares of Common Stock which such beneficial owner had the right to acquire within 60 days of February 28, 1997 under options previously granted pursuant to the 1987 Stock Option Plan in the following amounts: Mr. Burke, 23,000 shares; Mr. Dailey, 24,289 shares; Mr. DiGaetano, 35,989 shares; Mr. Fabiani, 11,000 shares; Mr. Golon, 8,184 shares; Mr. Lane, 11,000 shares; Mr. Leone, 13,000 shares; Mr. Pangione, 8,000 shares; Mr. Savoie, 33,889 shares; Mr. Thompson, 88,050 shares; Mr. Topham, 13,000 shares; Mr. Watkinson, 11,000 shares; Mr. Wilson, 67,821 shares; and all of the Directors and Officers as a group, 348,222 shares. For information regarding the stock options held by the Named Executive Officers, see "Stock Options Granted in 1996" and "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-end Option/SAR Values." On February 28, 1997, the closing sale price of the Corporation's Common Stock as reported by the Nasdaq National Market was $15.9375.

(2) For purposes of computing the Percent of Class held by each person, any shares of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the Percent of Class held by any other person.

(3) Indicates that such person shares voting or investment power as to all or a portion of such shares. The number of shares as to which each person shares voting or investment power is as follows: Mr. Burke, 1,500 shares; Mr. Dailey, 13,000 shares; Mr. DiGaetano, 2,000 shares; Mr. Fabiani, 337 shares; Mr. Golon, 1,150 shares; Mr. Leone, 18,220 shares; Mr. Pangione, 67,825 shares; Mr. Topham, 2,493 shares; and Mr. Wilson, 10,300 shares.

(4) Includes shares allocated to the account of such persons under the 401(k) Plan in the following amounts: Mr. Burke, 1,116 shares; Mr. Dailey, 907 shares; Mr. DiGaetano, 2,352 shares; Mr. Golon, 104 shares; Mr. Savoie, 914 shares; and Mr. Wilson, 7,882 shares; and all of the Directors and Officers as a group, 13,275 shares.

Certain Transactions With Management and Others

   As a matter of policy, the Bank makes loans to Directors, officers and employees of the Corporation or the Bank within the limitations set by law, provided that such loans are on the same terms and conditions as offered to any other borrower. All loans that have been obtained by the Directors, officers and employees of the Corporation or the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features to the Bank. All loans to Directors or officers must be approved by the Board of Directors.

   From time to time the Bank has purchased various services and products in the ordinary course of its business from various companies owned or operated by, or employing, certain of its Directors. Approximately $68,000 was expended for two automobiles that were purchased from a company owned by Mr. Barenboim in the year ended December 31, 1996. Such transactions have been entered into on terms no less favorable to the Bank than would have been available from unrelated third parties.

                           EXPENSES OF SOLICITATION

   The Corporation will pay the entire expense of soliciting proxies for the Annual Meeting. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies and will be compensated in the amount of $3,500 plus out-of-pocket expenses. In addition to such solicitation and solicitation by use of the mails, certain Directors, officers and regular employees of the Corporation and the Bank (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers and any persons who own more than 10% of the Corporation's common stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes of ownership of common stock. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on the information furnished to the Corporation during fiscal 1996, all such Section 16(a) filing requirements were complied with.

                        NOTICE OF 1998 ANNUAL MEETING

   Notice is hereby given that the 1998 Annual Meeting of Stockholders of First Essex Bancorp, Inc. will be held on Thursday, May 1, 1998, unless stockholders are notified otherwise.

         SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

   Pursuant to federal securities law, stockholder proposals intended to be presented at the 1998 annual meeting must be received in writing by the Corporation not less than 120 calendar days in advance of the anniversary date of this Proxy Statement (i.e., by December 1, 1997) in order to be considered for inclusion in the Corporation's Proxy Statement and form of proxy for that meeting. The By-laws of the Corporation provide that any proposals or Director nominations submitted by stockholders that will not be included in the Proxy Statement for an annual meeting may still be presented for action at such annual meeting if such proposal is filed with the Secretary of the Corporation at least 75 days, but not more than 120 days, before the anniversary of the preceding year's annual meeting (the "Anniversary Date"). However, if the annual meeting is scheduled for a date more than seven days before the Anniversary Date, stockholder proposals or nominations must be received by the Corporation before the later of (i) 20 days after public disclosure of the date for the annual meeting or (ii) the 75th day before the annual meeting. Any proposals should be mailed to: Secretary, First Essex Bancorp, Inc., 71 Main Street, Andover, Massachusetts 01810.

                           INDEPENDENT ACCOUNTANTS

   Arthur Andersen LLP served as the independent public accountants for the Corporation for fiscal 1996 and is expected to serve as the Corporation's independent public accountants for 1997. Representatives of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                                OTHER MATTERS

   The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                    APPENDIX A

                          FIRST ESSEX BANCORP, INC.
                          1997 STOCK INCENTIVE PLAN

SECTION 1. General Purpose of the Plan; Definitions

   The name of the plan is the First Essex Bancorp, Inc. 1997 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, directors and employees of First Essex Bancorp, Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

   The following terms shall be defined as set forth below:

   "Act" means the Securities Exchange Act of 1934, as amended.

   "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

   "Board" means the Board of Directors of the Company.

   "Cause" means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

   "Change of Control" shall have the meaning set forth in Section 15.

   "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

   "Committee" shall have the meaning set forth in Section 2.

   "Conditioned Stock Award" means an Award granted pursuant to Section 6.

   "Disability" means disability as set forth in Section 22(e)(3) of the Code.

   "Effective Date" shall have the meaning set forth in Section 17.

   "Eligible Person" shall have the meaning set forth in Section 4.

   "Fair Market Value" on any given date means the closing price per share of the Stock on the trading day immediately preceding such date as reported by the NASDAQ Stock Market or another nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, the fair market value of the Stock as determined by the Committee.

   "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

   "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

   "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

   "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

   "Performance Share Award" means an Award granted pursuant to Section 8.

   "Stock" means the Common Stock, $0.10 par value per share, of the Company, subject to adjustments pursuant to Section 3.

   "Stock Appreciation Right" means an Award granted pursuant to Section 9.

   "Subsidiary" means a subsidiary as defined in Section 424 of the Code.

   "Unrestricted Stock Award" means Awards granted pursuant to Section 7.

SECTION 2. Administration of Plan; Committee Authority to Select Participants
           and Determine Awards.

   (a) Committee. The Plan shall be administered by a Stock Incentive Plan Committee (the "Committee") consisting of all members of the Compensation Committee of the Company who qualify as Non-Employee Directors. The Committee shall have at least two (2) members at all times. It is the intention of the Company that the Plan shall be administered by "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a "Non-Employee Director." Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

   (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

     (i) to select the officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

     (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Conditioned Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

     (iii) to determine the number of shares to be covered by any Award;

     (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

     (v) to accelerate the exercisability or vesting of all or any portion of any Award;

     (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

     (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

     (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

   All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. Shares Issuable under the Plan; Mergers; Substitution.

   (a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be eight hundred thousand (800,000). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

   (b) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitation set forth in Section 3(a) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of
Section 15.

   (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation (collectively, "Merger"). The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

SECTION 4. Eligibility.

   Awards may be granted only to directors, officers or other key employees of the Company or its Subsidiaries ("Eligible Persons").

SECTION 5. Stock Options.

   Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

   Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

   No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the Effective Date.

   (a) Grant of Stock Options. The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

     (ii) Option Term. The term of each Stock Option shall be fixed by the Committee but no Incentive Stock Option shall be exercisable more than ten
   (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

     (iii) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

      (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

       (B) If permitted by the Committee, in its discretion, in the form of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

       (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

       (D) By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

   The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

     (v) Non-transferability of Options. No Stock Option shall be transferable other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (vi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     (vii) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

   (b) Reload Options. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an option (the "Original Option") by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the Original Option; provided, however, that the grant of such additional Option shall be subject to the availability of shares of Stock under the Plan at the time of the exercise of the Original Option.

SECTION 6. Conditioned Stock Awards.

   (a) Nature of Conditioned Stock Award. The Committee in its discretion may grant Conditioned Stock Awards to any Eligible Person. A Conditioned Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Conditioned Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. In addition, a Conditioned Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

   (b) Acceptance of Award. A participant who is granted a Conditioned Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Conditioned Stock in such form as the Committee shall determine.

   (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Conditioned Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Conditioned Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Conditioned Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

   (d) Restrictions. Shares of Conditioned Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Conditioned Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified, in the written instrument evidencing the Conditioned Award).

   (e) Vesting of Conditioned Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Conditioned Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such preestablished performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Conditioned Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

   (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Conditioned Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7. Unrestricted Stock Awards.

   (a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

   (b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8. Performance Share Awards.

   (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person including those who qualify for awards under other performance plans of the Company. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards under the Plan.

   (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

   (c) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

   (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause).

   (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 9. Stock Appreciation Rights

   (a) The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified Option and in conjunction therewith or in the alternative thereto.

   (b) The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Committee. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.

   (c) Upon any exercise of a Stock Appreciation Right which has been issued in conjunction with a stock option, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised. Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee.

   (d) A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of
(i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

   (e) Within thirty (30) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. A Request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Committee shall disapprove such Request, such Request shall be deemed to be an exercise of such Stock Appreciation Right for Stock.

   (f) If the Committee disapproves in whole or in part any election by a participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such participant's right to exercise such Stock Appreciation Right at a later date, to the

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extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such participant's right to exercise any related Option.

   (g) A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the fair market value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

   (h) No Stock Appreciation Right shall be transferable other than by will or by the laws of descent and distribution and all Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

SECTION 10. Termination of Stock Options and Stock Appreciation Rights.

   (a) Incentive Stock Options:

     (i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one year from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

     (ii) Termination by Reason of Disability or Normal Retirement.

       (A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 180 days from the date of such termination of employment or until the expiration of the stated term of the Option, if earlier.

       (B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination of employment or until the expiration of the stated term of the Option, if earlier.

       (C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

       (D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this
     Section 10(a)(ii) for the exercise of an Incentive Stock Option shall extend such period for one year from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

     (iii) Termination Voluntarily or for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated by the optionee voluntarily or by the Company or any of its Subsidiaries for Cause, any Incentive Stock Option held by such participant shall immediately terminate at the end of the last day of the optionee's employment and shall thereafter be of no further force and effect.

     (iv) Termination Without Cause. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries without cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months from the last day of the optionee's employment (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Options that are not exercised by such terminated optionee within three months after such termination shall thereafter become Nonqualified Options) or until the expiration of the stated term of the Option, if earlier.

   (b) Non-Qualified Stock Options and Stock Appreciation Rights. Any Non-Qualified Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 11. Tax Withholding.

   (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding

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

payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

   (b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award.

SECTION 12. Transfer, Leave of Absence, Etc.

   For purposes of the Plan, the following events shall not be deemed a termination of employment:

   (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

   (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. Amendments and Termination.

   The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute
Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.
However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

SECTION 14. Status of Plan.

   With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. Change of Control Provisions.

   (a) In the event of a Change of Control while unexercised Stock Options, Conditional Stock Awards, Performance Share Awards or Stock Appreciation Rights remain outstanding under the Plan, then (i) the time for exercise of all unexercised and unexpired Awards shall be automatically accelerated, effective as of the effective time of the Change of Control (or such earlier date as may be specified by the Committee), and (ii) after the effective time of such Change of Control, unexercised Stock Options, Conditional Stock Awards, Performance Share Awards or Stock Appreciation Rights shall remain outstanding and shall be exercisable for shares of Stock (or consideration based upon the Fair Market Value of Stock) or, if applicable, for shares of such securities, cash or property (or consideration based upon shares of such securities, cash or property) as the holders of shares of Stock received in connection with such Change of Control.

   (b) "Change of Control" shall mean the occurrence of any one of the following events:

     (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

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

     (ii) persons who, as of January 1, 1997, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 1997 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

SECTION 16. General Provisions.

   (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

   No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

   (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

   (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

   (d) Delegation by Committee. The Committee may delegate to the Chief Financial Officer or other officer of the Company the authority to make decisions relating to the exercise of Options or other Awards, including without limitation the authority to permit the holder of an Award to deliver Stock in payment of the exercise price and the authority to permit a holder of an Award to satisfy a tax withholding obligation by authorizing the Company to withhold shares from the shares of Stock to be issued pursuant to an Award.

SECTION 17. Effective Date of Plan.

   The Effective Date of the Plan shall be the date of its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve months following the adoption of the Plan by the Board.

SECTION 18. Governing Law.

   This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

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